UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[  ] Definitive Information Statement
[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

PLATINA ENERGY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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[ ] Fee paid previously with preliminary materials.

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INFORMATION STATEMENT

Platina Energy Group, Inc.
1807 Capital Avenue, Suite 101 I
Cheyenne, Wyoming 82001
Telephone: (307) 637-3900
Facsimile: (480) 287-9560

This information statement is circulated to advise the shareholders of Platina Energy Group, Inc. (the "Company") of an action to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the voting capital stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matter upon which action is being taken is:

To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares without further action on the part of the shareholders.

Shareholders holding shares representing 57 % of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed action. The approval by the shareholders to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares will not become effective until 10 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares as noted above on December 19, 2007.
If the proposed action was not adopted by written consent of a majority of the shareholders, it would have been necessary for these actions to be considered by the Company's shareholders at a Special Shareholders’ Meeting convened for the specific purpose of approving the actions. The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 228 of the Delaware General Corporation Law of (the "Delaware Law"). This Section provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. According to Section 242(b) of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to take the contemplated action. In order to effect the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares as early as possible in order to accomplish the purposes of the Company, the Company utilized the written consent of the majority of the shareholders of the Company. The date on which this Information Statement will be sent to the shareholders is on, or about January 3 2008. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was December 19, 2007, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, and as of the date hereof there were 60,979,158 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
The tables below set forth information, as of December 19, 2007, with respect to the number and percentage of outstanding shares of Company Common Stock and Series A, B and C Preferred Stock owned by (i) each person known to the Company to beneficially own more than 5% of each class of stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group.  The following calculations are made according to the rules of the Securities and Exchange Commission. Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next sixty days.  Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member.  Shares outstanding were determined as of December 19, 2007.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Ownership
Blair J. Merriam (1) PO Box 3235 Cheyenne, WY 82003	Common	5,205,457 (1)	8.5%
Daniel W. Thornton (2) 4255 S. Bannock St. Englewood, CO 80110	Common	1,612,500 (2)	2.6%
Joseph F. Langston, Jr. 10210 Highway 243 Kaufman, TX 75142	Common	353,571	0.006%
All directors and executive officers as a group (3 persons)	Common Series A Series B Series C	7,171,528 0 0 0	11.8% 0% 0% 0%

 (1) Includes 2,000,000 shares that may be acquired directly pursuant to the exercise of options.

(2) Includes 750,000 shares that may be acquired directly pursuant to the exercise of options.

Preferred Stock

As of December 19, 2007 there were no shares of preferred stock beneficially owned by directors or officers.

NO DISSENTER'S RIGHTS

Under applicable Delaware Law, any dissenting shareholders are not entitled to dissenter rights with respect to the amendment to the Company’s Certificate of Incorporation, and we will not independently provide shareholders with any such right.

REASON FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The purpose of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock is tohave additional authorized shares of Common Stock available for possible future financing, for possible acquisition transactions and other general corporate purposes. Management believes that having such additional authorized shares of Common Stock available for issuance in the future would give the Corporation greater flexibility and may allow such shares to be issued without the expense and delay of a specialshareholders’ meeting.

As a matter of regulatory compliance, we are sending you this Information Statement, which provides you with information about this corporate action. Your consent to the action is not required and is not being solicited. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Blair Merriam
Blair Merriam, Chief Executive Officer

December 21, 2007

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